UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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INTERCONTINENTAL EXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERCONTINENTAL EXCHANGE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

August 29, 2016

Dear Stockholder:

On behalf of the Board of Directors and management of Intercontinental Exchange, Inc. (“ICE”), I am pleased to invite you to attend the Special Meeting of Stockholders (the “Special Meeting”) of ICE. The Special Meeting will be held via live webcast on the Internet, as a completely virtual meeting, on October 12, 2016 at 8:30 a.m., Atlanta, Georgia time. You will be able to attend, vote, and submit your questions during the Special Meeting by visiting https://ICE.onlineshareholdermeeting.com as described in the Notice of Special Meeting and Proxy Statement.

The attached Notice of Special Meeting and Proxy Statement describe the formal business to be conducted at the Special Meeting. We encourage you to carefully read these materials, as well as any additional materials provided to you in connection with the Special Meeting.

We are delivering proxy materials for the Special Meeting under the Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including the attached Proxy Statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. The rules also allow us to help the environment by reducing the consumption of paper, energy, and other natural resources and to lower printing and distribution expenses paid by ICE. Our stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to access and review all of our proxy materials on the Internet, and will not receive printed copies unless they request them. The Notice also explains how you may submit your proxy on the Internet.

Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the telephone and Internet voting procedures described on the proxy card at your earliest convenience.

Sincerely,

Jeffrey C. Sprecher Chairman and Chief Executive Officer Intercontinental Exchange, Inc.

Intercontinental Exchange, Inc.

5660 New Northside Drive, Third Floor

Atlanta, Georgia 30328

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 12, 2016

NOTICE HEREBY IS GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Intercontinental Exchange, Inc. (“ICE”) will be held via live webcast on the Internet, as a completely virtual meeting, on October 12, 2016 at 8:30 a.m., Atlanta, Georgia time. You will be able to attend, vote, and submit your questions during the Special Meeting by visiting https://ICE.onlineshareholdermeeting.com. The Special Meeting will be held for the purposes of considering and voting upon:

1.	Approval of the adoption of ICE’s Third Amended and Restated Certificate of Incorporation, which increases the total number of authorized shares of common stock, par value $0.01 per share (“Common Stock”), from five hundred million (500,000,000) to one billion five hundred million (1,500,000,000), and correspondingly increases the total number of shares of capital stock that ICE is authorized to issue from six hundred million (600,000,000) to one billion six hundred million (1,600,000,000), for the purpose of, among other things, providing ICE with sufficient authorized but unissued shares of Common Stock to effectuate a proposed 5-for-1 effective stock split (the “Third Restated Certificate Proposal”).

The Board of Directors has fixed the close of business on August 24, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. The form of Third Amended and Restated Certificate of Incorporation is attached as Exhibit A to the Proxy Statement for the Special Meeting.

Stockholders of record will be able to participate in the Special Meeting by visiting https://ICE.onlineshareholdermeeting.com. To participate in the Special Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Special Meeting with begin promptly at 8:30 a.m., Atlanta, Georgia time. Online check-in will begin at 8:15 a.m., Atlanta, Georgia time, and you should allow ample time for the online check-in procedures. For additional information, see What do I need to do to attend and vote at the Special Meeting? in the Proxy Statement for the Special Meeting.

A list of stockholders entitled to vote at the Special Meeting of Stockholders will be available for inspection upon request of any stockholder for any purpose germane to the meeting at our principal executive offices, 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, during the ten days prior to the Special Meeting, during ordinary business hours, and online during the Special Meeting by visiting https://ICE.onlineshareholdermeeting.com.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT YOUR PROXY WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR BY MAIL IF YOU RECEIVE A PRINTED PROXY CARD.

By Order of the Board of Directors,

Jeffrey C. Sprecher Chairman and Chief Executive Officer

Atlanta, Georgia

August 29, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to Be Held on October 12, 2016

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet and how to vote, as well as instructions on obtaining a paper copy of the proxy materials.

For additional information, see Additional Information – Voting Instructions and

Frequently Asked Questions below.

To Vote by Internet Prior to the Special Meeting and to Receive Materials Electronically

Read the Proxy Statement.

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by Intercontinental Exchange, Inc.

Virtual Meeting Admission and Voting by Internet During the Special Meeting

Stockholders will be able to participate in the Special Meeting by visiting https://ICE.onlineshareholdermeeting.com. To participate in the Special Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The Special Meeting will begin promptly at 8:30 a.m., Atlanta, Georgia time. You may vote during the Special Meeting via the Internet by visiting https://ICE.onlineshareholdermeeting.com.

INTRODUCTION	1

EXECUTIVE SUMMARY	1
Matters to Be Voted on at Our Special Meeting	1
Record Date for Voting and Shares Outstanding	1

PROPOSAL 1—APPROVAL OF THE ADOPTION OF OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH INCREASES THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND CORRESPONDINGLY INCREASES THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK THAT ICE IS AUTHORIZED TO ISSUE, FOR THE PURPOSE OF, AMONG OTHER THINGS, PROVIDING ICE WITH SUFFICIENT AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK TO EFFECTUATE A PROPOSED 5-FOR-1 EFFECTIVE STOCK SPLIT	2
General	2
Purpose of the Third Restated Certificate	2
Effect of the Third Restated Certificate	4
Right to Abandon Third Restated Certificate and Stock Dividend	4
No Appraisal Rights	4
Vote Required	4
Board of Directors’ Recommendation	5

ADDITIONAL INFORMATION	6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

VOTING INSTRUCTIONS AND FREQUENTLY ASKED QUESTIONS	7

STOCKHOLDERS’ PROPOSALS FOR 2017 ANNUAL MEETING	14

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	15

OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING	16

EXHIBIT A—THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF INTERCONTINENTAL EXCHANGE, INC.	A-1

EXHIBIT B—CERTAIN DEFINITIONS RELATED TO OUR OWNERSHIP AND VOTING LIMITATIONS	B-1

i

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Intercontinental Exchange, Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at the Special Meeting of Stockholders and at any adjournments or postponements thereof (the “Special Meeting”). The Special Meeting will be held via live webcast on the Internet, as a completely virtual meeting, on October 12, 2016 at 8:30 a.m., Atlanta, Georgia time. You will be able to attend the meeting by visiting the following website: https://ICE.onlineshareholdermeeting.com. For additional information, see What do I need to do to attend and vote at the Special Meeting? below. The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is August 29, 2016.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “Intercontinental Exchange,” and “ICE” refer to Intercontinental Exchange, Inc.

EXECUTIVE SUMMARY

This summary highlights certain information contained elsewhere in our Proxy Statement. You should read our entire Proxy Statement carefully before casting your vote.

Matters to Be Voted on at Our Special Meeting

Board Recommendation	Vote Required	For more detail, see page:

1. Approval of the adoption of our Third Amended and Restated Certificate of Incorporation, which increases the total number of authorized shares of common stock, par value $0.01 per share (“Common Stock”), from five hundred million (500,000,000) to one billion five hundred million (1,500,000,000), and correspondingly increases the total number of shares of capital stock that ICE is authorized to issue from six hundred million (600,000,000) to one billion six hundred million (1,600,000,000), for the purpose of, among other things, providing ICE with sufficient authorized but unissued shares of Common Stock to effectuate a proposed 5-for-1 effective stock split (the “Third Restated Certificate Proposal”)

FOR	Holders of a majority of the outstanding shares of Common Stock entitled to vote thereon	2

Record Date for Voting and Shares Outstanding

We had 119,154,118 shares of our Common Stock outstanding as of August 24, 2016, the record date for determining holders of our Common Stock entitled to vote at the Special Meeting.

PROPOSAL 1 – APPROVAL OF THE ADOPTION OF OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH INCREASES THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND CORRESPONDINGLY INCREASES THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK THAT ICE IS AUTHORIZED TO ISSUE, FOR THE PURPOSE OF, AMONG OTHER THINGS, PROVIDING ICE WITH SUFFICIENT AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK TO EFFECTUATE A PROPOSED 5-FOR-1 EFFECTIVE STOCK SPLIT

General

Our Board has approved and declared advisable the Third Amended and Restated Certificate of Incorporation, which increases the total number of authorized shares of Common Stock from five hundred million (500,000,000) to one billion five hundred million (1,500,000,000), and correspondingly increases the total number of shares of capital stock that ICE is authorized to issue from six hundred million (600,000,000) to one billion six hundred million (1,600,000,000) (the “Third Restated Certificate”). The form of Third Restated Certificate is attached to this Proxy Statement as Exhibit A. The Board recommends that the stockholders approve the adoption of the Third Restated Certificate.

Article IV(A) of the proposed Third Restated Certificate provides for an increase in the authorized number of shares of Common Stock and shares of capital stock of ICE as follows:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock that the Corporation is authorized to issue is one billion six hundred million (1,600,000,000) shares, consisting of:

1. one billion five hundred million (1,500,000,000) shares of Common Stock, par value $0.01 per share, which shares shall be designated as “Common Stock” (the “Common Stock”); and

2. one hundred million (100,000,000) shares of Preferred Stock, par value $0.01 per share, which shares shall be designated as “Preferred Stock” (the “Preferred Stock”).

As the owner of registered national securities exchanges (including the New York Stock Exchange (the “NYSE”)), ICE is required to obtain approval from the Securities and Exchange Commission (“SEC”) for any amendments to its governing documents. ICE has begun the process for obtaining approval from the SEC, but has not yet received it. If the Third Restated Certificate is adopted by our stockholders at the Special Meeting and approved by the SEC, the Third Restated Certificate will be filed with the Secretary of State of the State of Delaware and become effective in connection with such filing.

The additional shares of Common Stock authorized by the proposed Third Restated Certificate, if and when issued, would have the same rights and privileges as the shares of Common Stock currently authorized under the Second Amended and Restated Certificate of Incorporation. The Common Stock has no preemptive rights to purchase Common Stock or other securities. In addition, the par value of our Common Stock will not be affected by the Third Restated Certificate.

As of the record date, we had 500,000,000 shares of our Common Stock authorized, of which 119,154,118 shares were issued and outstanding and approximately 5,050,803 shares have been granted or remain available for grant under our equity incentive plans. In addition, we have 100,000,000 shares of preferred stock, of which no shares were issued and outstanding. Therefore, as of the record date, we had only approximately 375,795,079 shares of Common Stock available for issuance.

Purpose of the Third Restated Certificate

On August 1, 2016, the Board approved pursuing an effective forward stock split by way of a stock dividend contingent upon both the approval of the adoption of the Third Restated Certificate by the stockholders and the approval of the Third Restated Certificate by the SEC, pursuant to which the holders of record of shares of Common Stock would receive by way of a dividend, four shares of Common Stock for each share of Common Stock held by such holder (the “Stock Dividend”). In the event the Stock Dividend is declared and paid, we will also make appropriate adjustments to our equity incentive plans and outstanding equity-based awards, including adjustments to the number of shares of Common Stock authorized for issuance under such plans and to the terms of such awards, in accordance with the parameters of the Stock Dividend and the terms of such plans. As a result, the Stock Dividend would significantly increase the number of shares of Common Stock issued and outstanding and the number of shares of Common Stock authorized for issuance under our equity incentive plans, thus necessitating an increase in the number of authorized shares under our current Second Amended and Restated Certificate of Incorporation.

If the Third Restated Certificate is filed with the Secretary of State of the State of Delaware and becomes effective, the shares of Common Stock authorized by the Third Restated Certificate that are in excess of those distributed pursuant to the Stock Dividend will be available for issuance at such times and for such corporate purposes as our Board (or an authorized committee thereof) may deem advisable, including, without limitation, potential acquisitions, strategic partnerships, equity financings, equity incentives to employees, payments of future stock dividends and other forms of recapitalizations, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or stock market on which the Common Stock may be listed or traded). The Board believes that the proposed increase in ICE’s authorized shares of Common Stock and shares of capital stock will make available sufficient shares of authorized but unissued shares of Common Stock, after taking into account the shares of Common Stock that would be distributed pursuant to the Stock Dividend, should the Board (or an authorized committee thereof) decide to use its shares for one or more of such previously mentioned purposes or otherwise.

Stock Dividend

The trading price of our Common Stock has risen significantly since our initial public offering (“IPO”) in 2005 reflecting the consistently strong performance of our company. As the trading price of our Common Stock has risen, we have carefully evaluated the effect of the trading price of our Common Stock on the liquidity and marketability of our Common Stock. We believe the considerable price appreciation, together with the fragmentation of the U.S. equity markets, may impact liquidity and have made our Common Stock more difficult to efficiently trade and less affordable to certain classes of investors and, therefore, potentially less attractive to certain investors. The price at our IPO was $26.00 and the closing market price of our Common Stock on August 24, 2016 was $277.14 as reported on the NYSE. The Board believes that declaring and paying the Stock Dividend may support liquidity in the trading of our Common Stock and make the Common Stock more attractive to a broader range of investors. The Board believes it is in our and our stockholders’ best interests to increase the number of authorized shares of Common Stock for the purpose of, among other things, providing ICE with sufficient authorized but unissued shares of Common Stock to declare and pay the proposed Stock Dividend.

If our stockholders adopt and the SEC approves the Third Restated Certificate, it is expected that the Board (or an authorized committee thereof) will declare the Stock Dividend and fix a record date and distribution date for such Stock Dividend soon thereafter. While the Board currently intends that the Board (or an authorized committee thereof) will declare the Stock Dividend and fix a distribution date that is shortly after the Third Restated Certificate is filed with the Secretary of State of the State of Delaware and becomes effective, the decision of the Board (or an authorized committee thereof) as to whether and when to declare and pay the Stock Dividend will be based on a number of factors, including market conditions and existing and expected trading prices for the Common Stock. Even if the SEC approves and the stockholders approve the adoption of the Third Restated Certificate, the Board (or an authorized committee thereof) may abandon the Stock Dividend without any action by stockholders, notwithstanding authorization of the Third Restated Certificate by the stockholders or the SEC. If the Board (or an authorized committee thereof) does not declare the Stock Dividend following approval of the adoption of the Third Restated Certificate by the stockholders or approval of the Third Restated

Certificate by the SEC, the Board (or an authorized committee thereof) will abandon the Third Restated Certificate, in which case the Third Restated Certificate will not be filed with the Secretary of State of the State of Delaware or otherwise become effective.

If the Third Restated Certificate is not adopted by our stockholders or approved by the SEC, we cannot and will not affect the proposed Stock Dividend. Although it is possible that we may affect a smaller stock dividend, we would have a limited number of authorized shares available for that purpose and for other corporate purposes.

Effect of the Third Restated Certificate

Although the number of authorized shares of Common Stock provided for in the proposed Third Restated Certificate triples our existing authorized shares of Common Stock, the percent of authorized but unissued shares of Common Stock of the authorized shares of Common Stock following the Stock Dividend would be substantially less than currently exists; approximately 60% of authorized shares of Common Stock would be available for use (as opposed to currently 75% of authorized shares of Common Stock available for use). However, we would have a larger total number of shares of Common Stock available for use. With the increase in authorized shares of Common Stock under the Third Restated Certificate, and, following the proposed Stock Dividend, our ratio of authorized shares of Common Stock to outstanding shares of Common Stock would decrease from a ratio of approximately 4.0 to 1.0 to a ratio of less than approximately 2.5 to 1.0.

If the Third Restated Certificate is adopted and becomes effective and, if the Stock Dividend is declared and paid, the aggregate number of shares of Common Stock either issued and outstanding or that may be issued upon exercise of outstanding stock options, vesting of restricted stock or restricted stock units or otherwise reserved for issuance under ICE’s equity incentive plans would total approximately 621,024,605, which is in excess of the five hundred million (500,000,000) shares of Common Stock currently authorized under our Second Amended and Restated Certificate of Incorporation. Having an additional 878,975,395 shares of Common Stock available for issuance after the payment of the Stock Dividend would provide ICE with similar flexibility to what we currently have to issue shares of Common Stock without the expense and delay of a stockholders’ meeting.

Future issuances of shares of Common Stock could have a dilutive effect on the earnings per share, voting power and percentage shareholdings of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of ICE. We do not believe, however, that the Third Restated Certificate Proposal would have an anti-takeover effect and we have not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes.

Right to Abandon Third Restated Certificate and Stock Dividend

We may abandon the Third Restated Certificate at any time before the effectiveness of the filing of the Third Restated Certificate with the Secretary of State of the State of Delaware and may also abandon the Stock Dividend, in each case without further action by our stockholders, notwithstanding the authorization of the Third Restated Certificate by our stockholders and the SEC.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights in connection with the Third Restated Certificate or the proposed Stock Dividend.

Vote Required

Approval of the adoption of the Third Restated Certificate requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

If you abstain from voting on this matter, your abstention will have the same effect as a vote “against” the approval of the adoption of the Third Restated Certificate. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal within a specified period of time prior to the meeting, your broker has the authority to vote your shares. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE ADOPTION OF ICE’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH INCREASES THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND CORRESPONDINGLY INCREASES THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK THAT ICE IS AUTHORIZED TO ISSUE, FOR THE PURPOSE OF, AMONG OTHER THINGS, PROVIDING ICE WITH SUFFICIENT AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK TO EFFECTUATE A PROPOSED 5-FOR-1 EFFECTIVE STOCK SPLIT.

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of shares of our Common Stock as of August 24, 2016 for (i) each person known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (ii) each director, (iii) each of our NEOs and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes having voting and/or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite each person’s or entity’s name.

Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of August 24, 2016 or restricted stock units that vest within 60 days of August 24, 2016 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of August 24, 2016, there were 119,154,118 shares of Common Stock issued and outstanding. Unless otherwise indicated, the address for each of the individuals listed in the table is c/o Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Holders of More Than 5%:
T. Rowe Price Associates, Inc.(1)	10,661,689	9.0%
100 E. Pratt Street, Baltimore, MD 21202
BlackRock, Inc.(2)	7,229,389	6.1%
55 East 52nd Street, New York, NY 10022
The Vanguard Group(3)	6,848,012	5.8%
100 Vanguard Blvd., Malvern, PA 19355
Named Executive Officers and Directors:
Charles R. Crisp(4)(5)	12,302	*
Jean-Marc Forneri(4)	18,140	*
Lord Hague of Richmond(4)	440	*
Fred W. Hatfield(4)	5,959	*
Frederic V. Salerno(4)	8,098	*
Judith A. Sprieser(4)	6,184	*
Vincent Tese(4)	9,605	*
Jeffrey C. Sprecher(6)(7)	1,261,940	1.1%
Thomas W. Farley(6)	34,246	*
David S. Goone(6)	47,734	*
Scott A. Hill(6)	98,937	*
Charles A. Vice(6)	125,119	*
All Directors and Executive Officers as a Group (14 persons)(4)(6)	1,653,557	1.4%

*	Represents less than 1% of the outstanding Common Stock.

(1)

Based on a report on Schedule 13G/A dated February 11, 2016 filed by T. Rowe Price Associates, Inc. (“T. Rowe Price 13G”). According to the T. Rowe Price 13G, T. Rowe Price Associates, Inc. has sole voting power over 3,633,709 shares of Common Stock and sole dispositive power over 10,661,689 shares of Common Stock. As disclosed by T. Rowe Price Associates, Inc., these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment advisor. For the purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such securities.

(2)	Based on a report on Schedule 13G/A dated January 26, 2016 filed by BlackRock, Inc. (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. has sole voting power over 6,024,046 shares of Common Stock and sole dispositive power over 7,229,389 shares of Common Stock.

(3)	Based on a report on Schedule 13G/A dated February 10, 2016 filed by The Vanguard Group, Inc. (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group, Inc. has sole voting power over 218,614 shares of Common Stock, sole dispositive power over 6,619,044 shares of Common Stock, shared voting power over 11,100 shares of Common Stock and shared dispositive power over 228,968 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 183,311 shares of Common Stock as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 80,960 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(4)	Beneficial ownership of directors includes stock options exercisable within 60 days of August 24, 2016 under the 2000 Stock Option Plan, and/or restricted stock unit awards that vest within 60 days of August 24, 2016 under the 2003 Restricted Stock Deferral Plan for Outside Directors, the 2009 Omnibus Incentive Plan and the 2013 Omnibus Non-Employee Director Incentive Plan.

(5)	Includes 2,000 shares of Common Stock held by Mr. Crisp’s spouse.

(6)	Beneficial ownership of each executive officer includes stock options exercisable within 60 days of August 24, 2016 under the 2000 Stock Option Plan, the 2009 Omnibus Incentive Plan or the 2013 Omnibus Employee Incentive Plan and restricted stock unit awards that vest within 60 days of August 24, 2016 under the 2009 Omnibus Incentive Plan or the 2013 Omnibus Employee Incentive Plan.

(7)	Includes 773,341 shares of Common Stock held by Continental Power Exchange, Inc. (“CPEX”), our predecessor company, and 20,707 shares of Common Stock and 15,545 shares of Common Stock underlying restricted stock awards and stock options, respectively, exercisable within 60 days of August 24, 2016 held by Mr. Sprecher’s spouse. Mr. Sprecher owns 100% of the equity interest in CPEX. CPEX currently has no assets other than its equity interest in us and conducts no operations. Mr. Sprecher disclaims beneficial ownership of the shares held directly and underlying stock options held by his spouse.

VOTING INSTRUCTIONS AND FREQUENTLY ASKED QUESTIONS

Why did you send me this Proxy Statement?

This Proxy Statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of ICE, for use at the Special Meeting of its stockholders to be held via live webcast on the Internet, as a completely virtual meeting, on October 12, 2016, at 8:30 a.m., Atlanta, Georgia time, and at any adjournments or postponements of the Special Meeting. You will be able to attend, vote, and submit your questions during the Special Meeting via the Internet by visiting https://ICE.onlineshareholdermeeting.com. For additional information, see What do I need to do to attend and vote at the Special Meeting? below. This Proxy Statement summarizes the information you need to make an informed vote on the proposal to be considered at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares as described below under How do I vote?.

Who can vote at the Special Meeting?

The securities that can be voted at the Special Meeting consist of shares of our Common Stock. Subject to the voting limitations described below under What are the voting and ownership limitations?, each share of

Common Stock entitles its holder to one vote on each matter submitted to the stockholders at the Special Meeting. The record date for determining the holders of shares of Common Stock who are entitled to receive notice of and to vote at the Special Meeting, or any adjournments or postponements thereof, was the close of business on August 24, 2016. On the record date, 119,154,118 shares of Common Stock were outstanding and entitled to be voted at the Special Meeting.

What proposal will be voted on at the Special Meeting?

There is one proposal to be considered and voted on at the meeting:

•

Approval of the adoption of ICE’s Third Amended and Restated Certificate of Incorporation, which increases the total number of authorized shares of Common Stock, par value $0.01 per share, from five hundred million (500,000,000) to one billion five hundred million (1,500,000,000), and correspondingly increases the total number of shares of capital stock that ICE is authorized to issue from six hundred million (600,000,000) to one billion six hundred million (1,600,000,000), for the purpose of, among other things, providing ICE with sufficient authorized but unissued shares of Common Stock to effectuate a proposed 5-for-1 effective stock split (the “Third Restated Certificate Proposal”).

The form of Third Restated Certificate is attached to this Proxy Statement as Exhibit A.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	“FOR” the Third Restated Certificate Proposal.

Who is a stockholder of record?

During the ten days prior to the Special Meeting and during the Special Meeting, a list of the stockholders of record as of August 24, 2016 will be available for inspection as described below under How can I view the stockholders list?.

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If you hold shares of Common Stock that are registered in your name on the records of ICE maintained by its transfer agent, Computershare Investor Services, on August 24, 2016, the record date for the Special Meeting, you are a stockholder of record entitled to vote on the Third Restated Certificate Proposal at the Special Meeting.

•	If you hold shares of Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, the Notice of Internet Availability of Proxy Materials described below is being sent to you directly. If you hold shares in street name, the Notice is being sent to you by the bank, broker or similar institution through which you hold your shares.

What are the voting and ownership limitations?

Our Second Amended and Restated Certificate of Incorporation places certain ownership and voting limits on the holders of our Common Stock. These limits will remain in the Third Restated Certificate. Capitalized terms used below and not otherwise defined in this Proxy Statement are defined in Exhibit B to this Proxy Statement. Under our Second Amended and Restated Certificate of Incorporation:

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no Person (either alone or together with its Related Persons) may beneficially own shares of our Common Stock representing in the aggregate more than 20% of the total number of votes entitled to be cast on any matter; and

•

no Person (either alone or together with its Related Persons) shall be entitled to vote or cause the voting of shares of our Common Stock representing in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and no Person (either alone or together with its Related Persons) may acquire the ability to vote more than 10% of the total number of votes entitled to be cast on any matter by virtue of agreements entered into by other persons not to vote shares of our outstanding capital stock.

In the event that a Person, either alone or together with its Related Persons, beneficially owns shares of our Common Stock representing more than 20% of the total number of votes entitled to be cast on any matter, such Person and its Related Persons shall be obligated to sell promptly, and ICE shall be obligated to purchase promptly, at a price equal to the par value of such shares of Common Stock and to the extent that funds are legally available for such purchase, that number of shares of our Common Stock necessary so that such Person, together with its Related Persons, shall beneficially own shares of our Common Stock representing in the aggregate no more than 20% of the total number of votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

In the event that a Person, either alone or together with its Related Persons, possesses more than 10% of the total number of votes entitled to be cast on any matter (including if it possesses this voting power by virtue of agreements entered into by other Persons not to vote shares of our outstanding capital stock), then such Person, either alone or together with its Related Persons, will not be entitled to vote or cause the voting of these shares of our capital stock to the extent that such shares represent in the aggregate more than 10% of the total number of votes entitled to be cast on any matter, and ICE shall disregard any such votes purported to be cast in excess of this percentage.

The voting limitations do not apply to a solicitation of a revocable proxy by or on behalf of ICE or by any officer or director of ICE acting on behalf of ICE or to a solicitation of a revocable proxy by an ICE stockholder in accordance with Regulation 14A under the Exchange Act. This exception, however, does not apply to certain solicitations by a stockholder pursuant to Rule 14a-2(b)(2) under the Exchange Act, which permits a solicitation made otherwise than on behalf of ICE where the total number of persons solicited is not more than ten.

Our Board of Directors may waive the provisions regarding ownership and voting limits by a resolution expressly permitting this ownership or voting (which resolution must be filed with and approved by the SEC prior to being effective), subject to a determination of our Board of Directors that:

•	the acquisition of such shares and the exercise of such voting rights, as applicable, by such Person, either alone or together with its Related Persons, will not impair:

•

the ability of ICE, NYSE Holdings LLC, NYSE Group, Inc. (“NYSE Group”), the NYSE, NYSE Market (DE), Inc. (“NYSE Market”), NYSE Arca, LLC, NYSE Arca, Inc. (“NYSE Arca”), NYSE Arca Equities, Inc. (“NYSE Arca Equities”) or NYSE MKT LLC (together, the “U.S. regulated subsidiaries”) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder; and

•	the ability of the SEC to enforce the Exchange Act;

•	the acquisition of such shares and the exercise of such voting rights, as applicable, is otherwise in the best interests of ICE, its stockholders and its U.S. regulated subsidiaries;

•

neither the Person obtaining the waiver nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) if such Person is seeking to obtain a waiver above the 20% level;

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for so long as ICE directly or indirectly controls NYSE Arca or NYSE Arca Equities, or any facility of NYSE Arca, neither the Person requesting the waiver nor any of its Related Persons is an equity trading permit holder, an option trading permit (“OTP”) holder or an OTP firm (each as defined in the rules of NYSE Arca, as such rules may be in effect from time to time) if such Person is seeking to obtain a waiver above the 20% level;

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for so long as ICE directly or indirectly controls the NYSE or NYSE Market, neither the Person requesting the waiver nor any of its Related Persons is a member or member organization of the NYSE (as defined in the rules of the NYSE, as such rules may be in effect from time to time), if such Person is seeking to obtain a waiver above the 20% level; and

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for so long as ICE directly or indirectly controls the NYSE MKT LLC, neither the Person requesting the waiver nor any of its Related Persons is a member (as defined in Sections 3(a)(3)(A)(i), (ii), (iii) and (iv) of the Exchange Act) of NYSE MKT LLC, if such Person is seeking to obtain a waiver above the 20% level.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant stockholder or its Related Persons that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and the governance of ICE.

Our Second Amended and Restated Certificate of Incorporation also provides that our Board of Directors has the right to require any Person and its Related Persons that our Board reasonably believes to be subject to the voting or ownership restrictions summarized above, and any stockholder (including Related Persons) that at any time beneficially owns 5% or more of our outstanding capital stock, to provide to us, upon our Board’s request, complete information as to all shares of our capital stock that such stockholder beneficially owns, as well as any other information relating to the applicability to such stockholder of the voting and ownership requirements outlined above.

If you are a Related Person with another holder of our Common Stock and either: (i) you (either alone or with your Related Person) may vote shares of Common Stock representing more than 10% of the then outstanding shares entitled to vote at the Special Meeting, or (ii) you have entered into an agreement not to vote shares of our Common Stock, the effect of which agreement would be to enable any Person, either alone or with its Related Persons, to vote or cause the voting of shares of our Common Stock that represent in the aggregate more than 10% of the then outstanding votes entitled to be cast at the Special Meeting, then please so notify ICE by contacting our Corporate Secretary by mail at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, or by phone at 770-857-4700.

How can I view the stockholders list?

A list of the stockholders entitled to vote at the Special Meeting will be available for inspection upon request of any stockholder for any purpose germane to the meeting at our principal executive offices, 5660 New Northside Drive, Third Floor, Atlanta, GA 30328, during the ten days prior to the Special Meeting, during ordinary business hours. To make arrangements to review the list prior to the Special Meeting, stockholders should contact our Investor Relations department at (770) 857-4700 or investors@theice.com. The list will also be available electronically during the Special Meeting at https://ICE.onlineshareholdermeeting.com when you enter the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, the proxy card or voting instructions that we have provided to you.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

Pursuant to the SEC “Notice and Access” rules, we are furnishing our proxy materials to our stockholders over the Internet instead of mailing each of our stockholders paper copies of those materials. As a result, we will send our stockholders by mail or e-mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares of Common Stock. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice.

If you own shares of Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your shares of Common Stock, please follow each of the separate proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

We expect to send the Notice to most of our stockholders by mail or email beginning on or about August 29, 2016.

What information does the Notice contain?

The Notice includes, among other matters: (i) the date and time of the Special Meeting; (ii) a brief description of the proposal to be voted on at the Special Meeting and the Board of Directors’ voting recommendation with regard to such proposal; (iii) information regarding the website where the proxy materials are posted; (iv) various methods by which a stockholder may request paper or electronic copies of the proxy materials; (v) instructions on how to submit your proxy with voting instructions prior to the Special Meeting by telephone, Internet, or mail, and how to vote by Internet during the Special Meeting, and (vi) the means of remote communications by which stockholders and proxyholders may be deemed to be present in person and vote at the Special Meeting.

If I have previously indicated that I want to get ICE proxy materials electronically, will I get them electronically?

Yes. If you previously elected to receive proxy materials electronically, you will receive the Notice and you will not receive paper copies of the proxy materials. If you have previously agreed to electronic delivery of our proxy materials but wish to receive paper copies of the materials for the Special Meeting or for future meetings, please follow the instructions on the Notice you received to request paper copies.

How do I vote?

You may submit your proxy with voting instructions in one of three ways:

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By Internet Prior to the Special Meeting. Go to www.proxyvote.com and follow the instructions for Internet voting, which can also be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Daylight Time, on October 11, 2016.

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By Telephone. By calling the toll-free number for telephone voting that can be found on the enclosed proxy card (800-690-6903). You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Daylight Time, on October 11, 2016.

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By Mail. If you request printed copies of the proxy materials to be sent to you by mail, complete the proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Daylight Time, on October 11, 2016.

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By Internet During the Special Meeting. You may also vote during the Special Meeting via the Internet by visiting https://ICE.onlineshareholdermeeting.com and using the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, the proxy card or voting instructions we have provided you. For additional information, see What do I need to do to attend and vote at the Special Meeting? below.

If your shares of Common Stock are held in “street name” (i.e., through a bank, broker or other nominee), your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. Please contact the institution holding your shares of Common Stock for more information.

What do I need to do to attend and vote at the Special Meeting on the Internet?

We will be hosting the Special Meeting via live webcast on the Internet, as a completely virtual meeting. There will not be an in-person meeting. A summary of the information you need to attend the Special Meeting online is provided below:

Any stockholder can attend the Special Meeting via the Internet by visiting https://ICE.onlineshareholdermeeting.com. We encourage you to access the Special Meeting online prior to its start time, which will be 8:30 a.m., Atlanta, Georgia time on October 12, 2016. Please have the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, the proxy card or voting instructions that we have provided to you, as you will need it in order to join the Special Meeting.

Stockholders may vote while attending the Special Meeting on the Internet. Stockholders may also submit questions while participating in the Special Meeting via the Internet.

Further information with respect to your attendance and participation via the Internet are posted at www.proxyvote.com. Questions regarding how to attend and participate via the Internet will be answered via telephone if you dial 1-855-449-0991 (Toll Free) or 1-720-378-5962 (International Toll) on the day of the Special Meeting.

A replay of the Special Meeting will be available at https://ICE.onlineshareholdermeeting.com for a period of 360 days following the Special Meeting.

You can also access the Special Meeting through the investor relations and media section of our website at www.intercontinentalexchange.com under the links “Investors & Media—Events & Presentations”.

If I am unable to attend the Special Meeting on the Internet, can I listen to the Special Meeting by telephone?

Yes. If you are unable to access the Special Meeting on the Internet, you may call to listen to the Special Meeting live via telephone by dialing 1-877-328-2502 from the United States or Canada, or 1-412-317-5419 from outside the United States. You will be prompted to provide your 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, the proxy card or voting instructions that we have provided to you. Although stockholders accessing the Special Meeting by telephone will be able to listen to the Special Meeting, you will not be considered present at the Special Meeting and will not be able to vote or ask questions unless you also attend the Special Meeting via the Internet as described in this Proxy Statement. If you plan to listen to the Special Meeting by telephone, we encourage you to submit your completed proxy card so your votes may be counted.

How can I revoke my proxy or substitute a new proxy or change my vote?

You may revoke a proxy at any time before it is exercised by:

•	filing a written revocation with the Secretary of ICE;

•	submitting a proxy bearing a later date (by Internet, telephone or mail) that is received no later than the deadline specified on the proxy card; or

•	voting by Internet during the Special Meeting as described in this Proxy Statement.

Please note, however, that under the rules of the NYSE, any beneficial owner of our Common Stock whose shares are held in street name by a NYSE member brokerage firm may revoke its proxy and vote its shares in person at the Special Meeting only in accordance with applicable rules and procedures as employed by such beneficial owner’s brokerage firm.

Attending the Special Meeting will not automatically revoke a proxy that was submitted by Internet, telephone or mail.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy (including, without limitation, by voting by Internet during the Special Meeting as described in this Proxy Statement), your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted FOR the Third Restated Certificate Proposal and, voted in accordance with the judgment of the persons voting the proxy, on any other matter properly brought before the Special Meeting.

If I hold my shares in “street name” through a broker and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the NYSE, brokers that have not received voting instructions from their customers ten (10) days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the Third Restated Certificate Proposal because such matter is currently deemed as a “routine” matter under NYSE rules. In addition, certain member brokers will only vote uninstructed shares in the same proportion as the instructions received by that broker from all other stockholders.

What constitutes a quorum for transacting business at the Special Meeting?

The holders of a majority of the stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, constitutes a quorum for transacting business at the Special Meeting. Stockholders of record who attend the Special Meeting via the Internet by visiting https://ICE.onlineshareholdermeeting.com shall be deemed “present in person” for purposes of determining the existence of a quorum at the Special Meeting. Any shares in excess of the voting limits described in What are the voting and ownership limitations? will not count as present or outstanding for purposes of determining whether a quorum is present at the Special Meeting unless the holder of those shares has received a waiver of the voting limits from our Board of Directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Abstentions” occur when stockholders are present in person or represented by proxy at the Special Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Special Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Special Meeting, unless a new record date is set).

How are votes counted?

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the adoption of the Third Restated Certificate. As a result, “abstention” from voting on this matter will be treated as both “present” for quorum purposes and a vote “against” the approval of the adoption of the Third Restated Certificate.

Where and when will the voting results be available?

We will file the official voting results on a Current Report on Form 8-K within four business days after the Special Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who pays for the expenses of this proxy solicitation?

In addition to soliciting proxies through the mail and by email pursuant to the SEC “Notice and Access” rules, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We have also engaged Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist us in the solicitation of proxies, and the anticipated cost of such engagement is approximately $8,500.00. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies. We have also engaged Broadridge to act as vote tabulator and host the virtual meeting, at a base fee of approximately $8,000.00.

This Proxy Statement is available at www.proxyvote.com.

This Proxy Statement is also available on our website at www.intercontinentalexchange.com. See Distribution of Certain Documents below.

Also, we are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.intercontinentalexchange.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits) without charge to any stockholder upon written or verbal request to us at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail investors@theice.com.

Distribution of Certain Documents

SEC rules permit us to deliver a single copy of this Proxy Statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement, he or she may contact us at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: investors@theice.com, and we will deliver those documents to such stockholder promptly upon receiving the request.

If you are receiving multiple copies of our Proxy Statement, you may request “householding” in the future by contacting Investor Relations. Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may request “householding” by contacting our registrar and transfer agent, Computershare Trust Company, N.A. via phone at (888) 404-6332 or by mail at P.O. Box 30170, College Station, TX 77842-3170. Overnight correspondence should be mailed to 211 Quality Circle, Suite 210, College Station, TX 77845. Beneficial owners may request “householding” by contacting their broker or bank.

STOCKHOLDERS’ PROPOSALS FOR 2017 ANNUAL MEETING

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2017 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and such stockholder proposals must be received at our executive offices in Atlanta, Georgia, on or before November 29, 2016 to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Sixth Amended and Restated Bylaws, and in addition to any other requirements under applicable law, for a matter (other than a nomination for director) not included in our proxy materials to be properly brought before the 2017 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of ICE, Johnathan H. Short, at Intercontinental Exchange, Inc., 5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328, not less than 90 nor more than 120 days prior to the first anniversary of the 2016 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Sixth Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 13, 2017 and no later than February 12, 2017. However, if and only if the 2016 Annual Meeting of Stockholders is not scheduled to be held within a period that commences 30 days before and ends 30 days after the anniversary date of our 2017 Annual

Meeting, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Any such stockholder notice must be in writing and must set forth (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, (iii) the number and class of all shares of each class of stock of ICE owned of record and beneficially by such stockholder, (iv) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, (v) in the case of a person that holds stock entitled to vote at the annual meeting through a nominee or “street name” holder of record of such stock, evidence establishing such holder’s indirect ownership of the stock and entitlement to vote such stock on the matter proposed at the annual meeting, (vi) the number and class of shares of each class of stock of ICE that are, directly or indirectly, owned of record and beneficially by any “associated person” of such stockholder or beneficial owner, (vii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of stock of ICE, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of ICE or otherwise (a “Derivative Instrument”) directly or indirectly beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, (viii) any other direct or indirect opportunity held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, to profit or share in any profit derived from any increase or decrease in the value of shares of any class of stock of ICE, (ix) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner, or any such “associated person” has a right to vote any shares of any security of ICE, (x) any short interest in any security of ICE held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, (xi) any right to dividends on the shares of any class of stock of ICE beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, which right is separated or separable from the underlying shares, (xii) any proportionate interest in shares of any class of stock of ICE or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or such “associated person” is a general partner or with respect to which such stockholder, such beneficial owner, or such “associated person”, directly or indirectly, beneficially owns an interest in a general partner and (xiii) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, or such “associated person” is entitled based on any increase or decrease in the value of shares of any class of stock of ICE or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to (vi) through (viii) above, as of the date of such stockholder notice (which information shall be supplemented by such stockholder and by such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such beneficial ownership, interest, or arrangement as of the record date). Stockholder nominations for the Board of Directors must comply with the procedures set forth above under Corporate Governance—Stockholder Recommendations for Director Candidates.

Proxy Access

For a stockholders’ notice of nomination of one or more director candidates to be included in our proxy materials for our 2017 Annual Meeting of Stockholders, pursuant to the proxy access right included in Section 2.15 of our Sixth Amended and Restated Bylaws, such notice of nomination must be received by our Corporate Secretary at our principal executive offices no earlier than the close of business 120 calendar days and no later than the close of business 150 calendar days before the anniversary date that we mailed our proxy materials for our 2016 Annual Meeting of Stockholders. The notice must contain the information required by our Sixth Amended and Restated Bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our Sixth Amended and Restated Bylaws relating to the inclusion of stockholder nominees in our proxy materials.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this Proxy Statement contains certain “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act, that involve many risks and uncertainties. These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•	the expected benefits of the approval of the Third Restated Certificate Proposal and potential consequences if it is not approved;

•	the expected timing for declaration and completion of the proposed Stock Dividend; and

•	the expected effect of the Stock Dividend.

You can identify these statements by terminology such as “may,” “will,” “should,” “could,” “would,” “targets,” “goal,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the antonyms of these terms or other comparable terminology.

Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance, cash flows, financial position or achievements to differ materially from those expressed or implied by these statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Accordingly, we caution you not to place undue reliance on any forward-looking statements we may make.

Forward-looking statements and other factors that may affect actual results to differ include:

•	SEC approval of the Third Restated Certificate;

•	failure to complete the Stock Dividend;

Due to the uncertain nature of these factors, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any of these statements to reflect events or circumstances occurring after the date of this Proxy Statement. New factors may emerge and it is not possible to predict all factors that may affect our business and prospects.

OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING

Our Board of Directors knows of no matters other than those stated in the accompanying Notice of Special Meeting of Stockholders that may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and voting at the Special Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interests of ICE and its stockholders.

By Order of the Board of Directors.

Jeffrey C. Sprecher

Chairman and Chief Executive Officer

Atlanta, Georgia

August 29, 2016

EXHIBIT A — THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF INTERCONTINENTAL EXCHANGE, INC.

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF INTERCONTINENTAL EXCHANGE, INC.

Intercontinental Exchange, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

(1) The present name of the Corporation is Intercontinental Exchange, Inc. The name under which the Corporation was originally incorporated was IntercontinentalExchange Group, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 6, 2013.

(2) This Third Amended and Restated Certificate of Incorporation of the Corporation restates, integrates, and further amends the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation.

(3) This Third Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

(4) Pursuant to Sections 242 and 245 of the DGCL, the text of the Second Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as set forth on Exhibit A.

(5) This Third Amended and Restated Certificate of Incorporation of the Corporation shall become effective at 9:00 A.M. Eastern Time, on                 , 2016.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed this Third Amended and Restated Certificate of Incorporation of the Corporation on this          day of                 , 2016.

INTERCONTINENTAL EXCHANGE, INC.

By:
	Name:	Scott A. Hill
	Title:	Chief Financial Officer

Exhibit A

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF INTERCONTINENTAL EXCHANGE, INC.

ARTICLE I

Name of Corporation

The name of the Corporation is Intercontinental Exchange, Inc.

ARTICLE II

Registered Office

The address of the Corporation’s registered office in the State of Delaware, County of New Castle, is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

ARTICLE III

Purpose

The nature or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which Corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

Stock

A. Classes and Series of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock that the Corporation is authorized to issue is one billion six hundred million (1,600,000,000) shares, consisting of:

1. one billion five hundred million (1,500,000,000) shares of Common Stock, par value $0.01 per share, which shares shall be designated as “Common Stock” (the “Common Stock”); and

2. one hundred million (100,000,000) shares of Preferred Stock, par value $0.01 per share, which shares shall be designated as “Preferred Stock” (the “Preferred Stock”).

B. Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized, to the fullest extent permitted by law, to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

1. the distinctive serial designation of such series, which shall distinguish it from other series;

2. the number of shares included in such series;

3. whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the Board of Directors of the Corporation, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividends, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

4. whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

5. the amount or amounts that shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

6. the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

7. the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

8. whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

9. whether or not the holders of the shares of such series shall have voting rights or powers, in addition to the voting rights and powers provided by law, and if so the terms of such voting rights or powers, which may provide, among other things and subject to the other provisions of this Amended and Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series together with one or more other series or classes of stock of the Corporation) and that all of the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

For all purposes, this Amended and Restated Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Amended and Restated Certificate of Incorporation to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board of Directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote thereon and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law as it now exists or as it may hereafter be amended, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor.

Except as otherwise required by law or provided in the certificate of designations for the relevant series of Preferred Stock, holders of Common Stock shall not be entitled to vote on any amendment of this Amended and Restated Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the Delaware General Corporation Law as then in effect.

C. Options, Warrants and Other Rights. The Board of Directors is authorized to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or any other entity, including any class or series of stock of the Corporation or any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the Board and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

1. adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any Person (as defined in paragraph A.8 of Article V) of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation’s securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;

2. restricting, precluding or limiting the exercise, transfer or receipt of such options, warrants or other rights by any Person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a Person, or invalidating or voiding such options, warrants or other rights held by any such Person or transferee; and

3. permitting the Board of Directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, terminate or exchange such options, warrants or other rights.

This Section C shall not be construed in any way to limit the power of the Board of Directors to create and issue options, warrants or other rights.

ARTICLE V

Limitations on Voting and Ownership

A. Voting Limitation.

1. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, for so long as the Corporation shall directly or indirectly control any U.S. Regulated Subsidiary (as defined below), (a) no Person, either alone or together with its Related Persons, as of any record date for the determination of stockholders entitled to vote on any matter, shall be entitled to vote or cause the voting of shares of stock of the Corporation beneficially owned by such Person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, to the extent that such shares represent in the aggregate more than 10% of the then outstanding votes entitled to be cast on such matter, without giving effect to this ARTICLE V (such threshold being hereinafter referred to as the “Voting Limitation”), and the Corporation shall disregard any such votes purported to be cast in excess of the Voting Limitation; and (b) if any Person, either alone or together with its Related Persons, is party to any agreement, plan or other arrangement relating to shares of stock of the Corporation entitled to vote on any matter with any other Person, either alone or together with its Related Persons, under circumstances that would result in shares of stock of the Corporation that would be subject to such agreement, plan or other arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement, plan or other arrangement would be to enable any Person, but for this ARTICLE V, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of shares of stock of the Corporation that would exceed 10% of the then outstanding votes entitled to be cast on such matter (assuming that all shares of stock of the Corporation that are subject to such agreement, plan or other arrangement are not outstanding votes entitled to be cast on such matter) (the “Recalculated Voting Limitation”), then the Person, either alone or together with its Related Persons, shall not be entitled to vote or cause the voting of shares of stock of the Corporation beneficially owned by such Person, either alone or together with its Related Persons, in person or by proxy or through any voting agreement or other arrangement, to the extent that such shares represent in the aggregate more than the Recalculated Voting Limitation, and the Corporation shall disregard any such votes purported to be cast in excess of the Recalculated Voting Limitation.

2. The Voting Limitation and the Recalculated Voting Limitation, as applicable, shall apply to each Person unless and until: (a) such Person shall have delivered to the Board of Directors a notice in writing, not less than 45 days (or such shorter period as the Board of Directors shall expressly consent to) prior to any vote, of such Person’s intention, either alone or together with its Related Persons, to vote or cause the voting of shares of stock of the Corporation beneficially owned by such Person or its Related Persons, in person or by proxy or through any voting agreement or other arrangement, in excess of the Voting Limitation or the Recalculated Voting Limitation, as applicable; (b) the Board of Directors shall have resolved to expressly permit such voting; and (c) such resolution shall have been filed with, and approved by, the U.S. Securities and Exchange Commission (the “SEC”) under Section 19(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall have become effective thereunder.

3. Subject to its fiduciary obligations under applicable law, the Board of Directors shall not adopt any resolution pursuant to clause (b) of Section A.2 of this ARTICLE V unless the Board of Directors shall have determined that:

(a) the exercise of such voting rights or the entering into of such agreement, plan or other arrangement, as applicable, by such Person, either alone or together with its Related Persons, (i) will not impair the ability of any U.S. Regulated Subsidiary, the Corporation, Intercontinental Exchange Holdings, Inc. (“ICE Holdings”), NYSE Holdings LLC (“NYSE Holdings”) or NYSE Group, Inc. (“NYSE Group”) (if and to the extent that NYSE Group continues to exist as a separate entity) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder and (ii) is otherwise in the best interests of (w) the Corporation, (x) its stockholders and (y) the U.S. Regulated Subsidiaries;

(b) the exercise of such voting rights or the entering into of such agreement, plan or other arrangement, as applicable, by such Person, either alone or together with its Related Persons, will not impair the SEC’s ability to enforce the Exchange Act;

(c) in the case of a resolution to approve the exercise of voting rights in excess of 20% of the then outstanding votes entitled to be cast on such matter, (i) neither such Person nor any of its Related Persons is subject to any statutory disqualification (as defined in Section 3(a)(39) of the Exchange Act) (any such person subject to statutory disqualification being referred to in this Amended and Restated Certificate of Incorporation as a “U.S. Disqualified Person”); (ii) for so long as the Corporation directly or indirectly controls NYSE Arca, Inc. (“NYSE Arca”) or NYSE Arca Equities, Inc. (“NYSE Arca Equities”) or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder (as defined in the NYSE Arca Equities rules of NYSE Arca, as such rules may be in effect from time to time) of NYSE Arca Equities (any such Person that is a Related Person of an ETP Holder shall hereinafter also be deemed to be an “ETP Holder” for purposes of this Amended and Restated Certificate of Incorporation, as the context may require) or an OTP Holder or OTP Firm (each as defined in the rules of NYSE Arca, as such rules may be in effect from time to time) of NYSE Arca (any such Person that is a Related Person of an

OTP Holder or OTP Firm shall hereinafter also be deemed to be an “OTP Holder” or “OTP Firm”, as appropriate, for purposes of this Amended and Restated Certificate of Incorporation, as the context may require); and (iii) for so long as the Corporation directly or indirectly controls New York Stock Exchange LLC (“New York Stock Exchange”) or NYSE Market (DE), Inc. (“NYSE Market”), neither such Person nor any of its Related Persons is a “member” or “member organization” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time) (a “NYSE Member”, and any such Person that is a Related Person of such member or member organization shall hereinafter also be deemed to be a “NYSE Member” for purposes of this Amended and Restated Certificate of Incorporation, as the context may require); and (iv) for so long as the Corporation directly or indirectly controls NYSE MKT LLC (“NYSE MKT”), neither such Person nor any of its Related Persons is a “member” (as defined in Sections 3(a)(3)(A)(i), 3(a)(3)(A)(ii), 3(a)(3)(A)(iii) and 3(a)(3)(A)(iv) of the Exchange Act) of NYSE MKT (an “MKT Member,” and any such Person that is a Related Person of such member or member organization shall hereinafter also be deemed to be an “MKT Member” for purposes of this Amended and Restated Certificate of Incorporation, as the context may require);

(d) in the case of a resolution to approve the entering into of an agreement, plan or other arrangement under circumstances that would result in shares of stock of the Corporation that would be subject to such agreement, plan or other arrangement not being voted on any matter, or the withholding of any proxy relating thereto, where the effect of such agreement, plan or other arrangement would be to enable any Person, but for this ARTICLE V, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of shares of stock of the Corporation that would exceed 20% of the then outstanding votes entitled to be cast on such matter (assuming that all shares of stock of the Corporation that are subject to such agreement, plan or other arrangement are not outstanding votes entitled to be cast on such matter), (i) neither such Person nor any of its Related Persons is a U.S. Disqualified Person; (ii) for so long as the Corporation directly or indirectly controls NYSE Arca or NYSE Arca Equities or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder, OTP Holder or an OTP Firm; (iii) for so long as the Corporation directly or indirectly controls New York Stock Exchange or NYSE Market, neither such Person nor any of its Related Persons is a NYSE Member; and (iv) for so long as the Corporation directly or indirectly controls NYSE MKT, neither such Person nor any of its Related Persons is a MKT Member.

4. In making such determinations, the Board of Directors may impose such conditions and restrictions on such Person and its Related Persons owning any shares of stock of the Corporation entitled to vote on any matter as the Board of Directors may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and the governance of the Corporation.

5. If and to the extent that shares of stock of the Corporation beneficially owned by any Person or its Related Persons are held of record by any other Person (the “Record Owner”), this Section A of ARTICLE V shall be enforced against such Record Owner by limiting the votes entitled to be cast by such Record Owner in a manner that will accomplish the Voting Limitation and the Recalculated Voting Limitation applicable to such Person and its Related Persons.

6. This Section A of ARTICLE V shall not apply to (1) any solicitation of any revocable proxy from any stockholder of the Corporation by or on behalf of the Corporation or by any officer or director of the Corporation acting on behalf of the Corporation or (2) any solicitation of any revocable proxy from any stockholder of the Corporation by any other stockholder that is conducted pursuant to, and in accordance with, Regulation 14A promulgated pursuant to the Exchange Act (other than a solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act, with respect to which this Section A of ARTICLE V shall apply).

7. For purposes of this Section A of ARTICLE V, no Person shall be deemed to have any agreement, arrangement or understanding to act together with respect to voting shares of stock of the Corporation solely because such Person or any of such Person’s Related Persons has or shares the power to vote or direct the voting of such shares of stock as a result of (1) any solicitation of any revocable proxy from any stockholder of the Corporation by or on behalf of the Corporation or by any officer or director of the Corporation acting on behalf of the Corporation or (2) any solicitation of any revocable proxy from any stockholder of the Corporation by any other stockholder that is conducted pursuant to, and in accordance with, Regulation 14A promulgated pursuant to the Exchange Act (other than a solicitation pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act, with respect to which this Section A of ARTICLE V shall apply), except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report).

8. “Person” shall mean any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

9. “Related Persons” shall mean with respect to any Person:

(a) any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Exchange Act);

(b) any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the stock of the Corporation;

(c) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

(d) in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(e) in the case of a Person that is an OTP Firm, any OTP Holder that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(f) in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

(g) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

(h) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

(i) in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(j) in the case of a Person that is an OTP Holder, the OTP Firm with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(k) in the case of a Person that is a “member” (as defined in Section 3(a)(3)(A)(i) of the Exchange Act) of NYSE MKT, the “member” (as defined in Sections 3(a)(3)(A)(ii), 3(a)(3)(A)(iii) and 3(a)(3)(A)(iv) of the Exchange Act) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

(l) in the case of a Person that is a “member” (as defined in Sections 3(a)(3)(A)(ii), 3(a)(3)(A)(iii) and 3(a)(3)(A)(iv) of the Exchange Act) of NYSE MKT, any “member” (as defined in Section 3(a)(3)(A)(i) of the Exchange Act) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

10. “U.S. Regulated Subsidiary” and “U.S. Regulated Subsidiaries” shall have the meanings set forth in the Bylaws of the Corporation, as amended from time to time.

B. Ownership Concentration Limitation.

1. Except as otherwise provided in this Section B of ARTICLE V, for so long as the Corporation shall directly or indirectly control any U.S. Regulated Subsidiary, no Person, either alone or together with its Related Persons, shall be permitted at any time to own beneficially shares of stock of the Corporation representing in the aggregate more than 20% of the then outstanding votes entitled to be cast on any matter (the “Concentration Limitation”).

2. The Concentration Limitation shall apply to each Person unless and until: (a) such Person shall have delivered to the Board of Directors a notice in writing, not less than 45 days (or such shorter period as the Board of Directors shall expressly consent to) prior to the acquisition of any shares that would cause such Person (either alone or together with its Related Persons) to exceed the Concentration Limitation, of such Person’s intention to acquire such ownership; (b) the Board of Directors shall have resolved to expressly permit such ownership; and (c) such resolution shall have been filed with, and approved by, the SEC under Section 19(b) of the Exchange Act and shall have become effective thereunder.

3. Subject to its fiduciary obligations under applicable law, the Board of Directors shall not adopt any resolution pursuant to clause (b) of Section B.2 of this ARTICLE V unless the Board of Directors shall have determined that:

(a) such acquisition of beneficial ownership by such Person, either alone or together with its Related Persons, (i) will not impair the ability of any U.S. Regulated Subsidiaries, the Corporation, ICE Holdings, NYSE Holdings or NYSE Group (if and to the extent that NYSE Group continues to exist as a separate entity) to discharge their respective responsibilities under the Exchange Act and the rules and regulations thereunder and (ii) is otherwise in the best interests of (w) the Corporation, (x) its stockholders and (y) the U.S. Regulated Subsidiaries;

(b) such acquisition of beneficial ownership by such Person, either alone or together with its Related Persons, will not impair the SEC’s ability to enforce the Exchange Act. In making such determinations, the Board of Directors may impose such conditions and restrictions on such Person and its Related Persons owning any shares of stock of the Corporation entitled to vote on any matter as the Board of Directors may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and the governance of the Corporation;

(c) neither such Person nor any of its Related Persons is a U.S. Disqualified Person;

(d) for so long as the Corporation directly or indirectly controls NYSE Arca or NYSE Arca Equities or any facility of NYSE Arca, neither such Person nor any of its Related Persons is an ETP Holder or an OTP Holder or OTP Firm;

(e) for so long as the Corporation directly or indirectly controls New York Stock Exchange or NYSE Market, neither such Person nor any of its Related Persons is a Member; and

(f) for so long as the Corporation directly or indirectly controls NYSE MKT, neither such Person nor any of its Related Persons is a MKT Member.

4. Unless the conditions specified in Section B.2 of this ARTICLE V are met, if any Person, either alone or together with its Related Persons, at any time beneficially owns shares of stock of the Corporation in excess of the Concentration Limitation, such Person and its Related Persons shall be obligated to sell promptly, and the Corporation shall be obligated to purchase promptly, at a price equal to the par value of such shares of stock and to the extent funds are legally available therefor, that number of shares of stock of the Corporation necessary so that such Person, together with its Related Persons, shall beneficially own shares of stock of the Corporation representing in the aggregate no more than 20% of the then outstanding votes entitled to be cast on any matter, after taking into account that such repurchased shares shall become treasury shares and shall no longer be deemed to be outstanding.

5. Nothing in this Section B of ARTICLE V shall preclude the settlement of transactions entered into through the facilities of New York Stock Exchange; provided, however, that, if any Transfer of any shares of stock of the Corporation shall cause any Person, either alone or together with its Related Persons, at any time to beneficially own shares of stock of the Corporation in excess of the Concentration Limitation, such Person and its Related Persons shall be obligated to sell promptly, and the Corporation shall be obligated to purchase promptly, shares of stock of the Corporation as specified in Section B.4 of this ARTICLE V.

6. If any share of Common Stock shall be represented by a certificate, a legend shall be placed on such certificate to the effect that such share of Common Stock is subject to the Concentration Limitations as set in Section B of this Article V. If the shares of Common Stock shall be uncertificated, a notice of such restrictions and limitations shall be included in the statement of ownership provided to the holder of record of such shares of Common Stock.

C. Procedure for Repurchasing Stock.

1. In the event the Corporation shall repurchase shares of stock (the “Repurchased Stock”) of the Corporation pursuant to ARTICLE V, notice of such repurchase shall be given by first class mail, postage prepaid, mailed not less than 5 business nor more than 60 calendar days prior to the repurchase date, to the holder of the Repurchased Stock, at such holder’s address as the same appears on the stock register of the Corporation. Each such notice shall state: (a) the repurchase date; (b) the number of shares of Repurchased Stock to be repurchased; (c) the aggregate repurchase price, which shall equal the aggregate par value of such shares; and (d) the place or places where such Repurchased Stock is to be surrendered for payment of the aggregate repurchase price. Failure to give notice as aforesaid, or any defect therein, shall not affect the validity of the repurchase of Repurchased Stock. From and after the repurchase date (unless default shall be made by the Corporation in providing funds for the payment of the repurchase price), shares of Repurchased Stock which have been repurchased as aforesaid shall become treasury shares and shall no longer be deemed to be outstanding, and all rights of the holder of such Repurchased Stock as a stockholder of the Corporation (except the right to receive from the Corporation the repurchase price against delivery to the Corporation of evidence of ownership of such shares) shall cease. Upon surrender in accordance with said notice of evidence of ownership of Repurchased Stock so repurchased (properly assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be repurchased by the Corporation at par value.

2. If and to the extent that shares of stock of the Corporation beneficially owned by any Person or its Related Persons are held of record by any other Person, this ARTICLE V shall be enforced against such Record Owner by requiring the sale of shares of stock of the Corporation held by such Record Owner in accordance with this ARTICLE V, in a manner that will accomplish the Concentration Limitation applicable to such Person and its Related Persons.

D. Right to Information; Determinations by the Board of Directors. The Board of Directors shall have the right to require any Person and its Related Persons that the Board of Directors reasonably believes (i) to be subject to the Voting Limitation or the Recalculated Voting Limitation, (ii) to own beneficially (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shares of stock of the Corporation entitled to vote on any matter in excess of the Concentration Limitation, or (iii) to own beneficially (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) an aggregate of 5% or more of the then outstanding shares of stock of the Corporation entitled to vote on any matter, which ownership such Person, either alone or together with its Related Persons, has not reported to the Corporation, to provide to the Corporation, upon the Board of Directors’ request, complete information as to all shares of stock of the Corporation beneficially owned by such Person and its Related Persons and any other factual matter relating to the applicability or effect of this ARTICLE V as may reasonably be requested of such Person and its Related Persons. Any constructions, applications or determinations made by the Board of Directors pursuant to ARTICLE V in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its directors, officers and stockholders.

ARTICLE VI

Board of Directors

A. Powers of the Board of Directors—General. All corporate powers shall be exercised by the Board of Directors of the Corporation, except as otherwise specifically required by law or as otherwise provided in this Amended and Restated Certificate of Incorporation.

B. Number of Directors. The number of directors of the Corporation shall be fixed only by resolution of the Board of Directors of the Corporation from time to time in the manner set forth in the bylaws.

C. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships that the holders of any class or classes of stock or series thereof are expressly entitled by this Amended and Restated Certificate of Incorporation to fill) may be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

D. Directors representing holders of Preferred Stock. Notwithstanding Section C of this ARTICLE VI, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then any vacancies and newly created directorships that are reserved to such holders voting separately as a class shall be filled only by such holders voting separately as a class, provided always that the total number of directors of the Corporation shall not exceed the number fixed pursuant to Section B of this ARTICLE VI. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

E. Power to Call Stockholder Meetings. Special meetings of stockholders of the Corporation may be called at any time by, but only by, (1) the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors then in office, (2) the Chairman of the Board of Directors, (3) the Chief Executive Officer of the Corporation or (4) request of holders of Common Stock representing in the aggregate at least 50% of the shares of Common Stock outstanding at such time that would be entitled to vote at the meeting as determined under Section A.1 of ARTICLE V, in each case, to be held at such date, time and place, if any, either within or without the State of Delaware as may be stated in the notice of the meeting.

F. Bylaws. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal any or all of the bylaws of the Corporation.

G. Considerations of the Board of Directors. In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interests of the Corporation and its stockholders and the effects that the Corporation’s actions may have in the short term or long term upon any one or more of the following matters:

1. the prospects for potential growth, development, productivity and profitability of the Corporation and its subsidiaries;

2. the current employees of the Corporation or its subsidiaries;

3. the employees of the Corporation or its subsidiaries and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation or its subsidiaries;

4. the customers and creditors of the Corporation or its subsidiaries;

5. the ability of the Corporation and its subsidiaries to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which they do business;

6. the potential impact on the relationships of the Corporation or its subsidiaries with regulatory authorities and the regulatory impact generally; and

7. such other additional factors as a director may consider appropriate in such circumstances.

Nothing in this Section G of ARTICLE VI shall create any duty owed by any director, officer or employee of the Corporation to any Person to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No employee, former employee, beneficiary, customer, creditor, community or regulatory authority or member thereof shall have any rights against any director, officer or employee of the Corporation or the Corporation under this Section G of ARTICLE VI.

ARTICLE VII

Officer and Director Disqualification

No person that is a U.S. Disqualified Person may be a director or officer of the Corporation.

ARTICLE VIII

Elections of Directors

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE IX

Stockholder Action

A. No Action by Written Consent. No action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding this ARTICLE IX, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

B. Quorum. At each meeting of stockholders of the Corporation, except where otherwise required by law or this Amended and Restated Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum (it being understood that any shares in excess of the Voting Limitation or the Recalculated Voting Limitation shall not be counted as present at the meeting and shall not be counted as outstanding shares of stock of the Corporation for purposes of determining whether there is a quorum, unless and only to the extent that the Voting Limitation or the Recalculated Voting Limitation, as applicable, shall have been duly waived pursuant to Section A or Section B of ARTICLE V). For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the voting power of the outstanding shares of such class or classes entitled to vote, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. In the absence of a quorum of the holders of any class of stock of the Corporation entitled to vote on a matter, the meeting of such class may be adjourned from time to time until a quorum of such class shall be so present or represented. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity, provided, further, that any such shares of the Corporation’s own capital stock held by it in a fiduciary capacity shall be voted by the person presiding over any vote in the same proportions as the shares of capital stock held by the other stockholders are voted (including any abstentions from voting).

If this Amended and Restated Certificate of Incorporation provides for more or less than one vote for any share of stock of the Corporation on any matter or to the extent a stockholder is prohibited pursuant to this Amended and Restated Certificate of Incorporation from casting votes with respect to any shares of stock of the Corporation, every reference in the bylaws of the Corporation to a majority or other proportion of shares of stock of the Corporation shall refer to such majority or other proportion of the aggregate votes of such shares of stock, taking into account any greater or lesser number of votes as a result of the foregoing.

C. Bylaws. No adoption, amendment or repeal of a bylaw by action of stockholders shall be effective unless approved by the affirmative vote of the holders of not less than 66 2/3%, or such higher percentage as may be specified in Section 11.2(b) of the bylaws of the Corporation, of the voting power of all outstanding shares of Common Stock and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class. Any vote of stockholders required by this ARTICLE IX shall be in addition to any other vote of stockholders that may be required by law, this Amended and Restated Certificate of Incorporation, the bylaws of the Corporation, any agreement with a national securities exchange or otherwise.

D. Location of Stockholder Meetings and Records. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law as it now exists or as it may hereafter be amended) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

ARTICLE X

Amendments

The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in any manner now or hereafter permitted by law, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, (A) no provision of ARTICLE V, Section B or G of ARTICLE VI, ARTICLE IX or this clause (A) of ARTICLE X shall be amended, modified or repealed, and no provision inconsistent with any such provision shall become part of this Amended and Restated Certificate of Incorporation, unless such matter is approved by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote on such matter, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class (provided that, in the case of an amendment seeking to reduce the minimum percentage of votes specified in Section 11.2(b) of the bylaws or which would have the effect of enabling or facilitating such reduction, the minimum percentage applicable shall be 80%); and (B) for so long as this Corporation shall control, directly or indirectly, any of the U.S. Regulated Subsidiaries, before any amendment or repeal of any provision of the Certificate of Incorporation of this Corporation shall be effective, such amendment or repeal shall be submitted to the boards of directors of New York Stock Exchange, NYSE Market, NYSE Regulation, Inc., NYSE Arca, NYSE Arca Equities and NYSE MKT (or the boards of directors of their successors), and if any or all of such boards of directors shall determine that such amendment or repeal must be filed with or filed with and approved by the SEC under Section 19 of the Exchange Act and the rules promulgated thereunder before such amendment or repeal may be effectuated, then such amendment or repeal shall not be effectuated until filed with or filed with and approved by the SEC, as the case may be. Any vote of stockholders required by this ARTICLE X shall be in addition to any other vote of the stockholders that may be required by law, this Amended and Restated Certificate of Incorporation, the bylaws of the Corporation, any agreement with a national securities exchange or otherwise.

ARTICLE XI

Exculpation

A director of the Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as it now exists or as it may hereafter be amended, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended, after approval by the stockholders of this ARTICLE, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

An amendment, repeal or modification of the foregoing provisions of this ARTICLE XI, or the adoption of any provision in an amended or restated Certificate of Incorporation inconsistent with this ARTICLE XI, by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE XII

Indemnification

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) such directors, officers or agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law as it now exists or as it may hereafter be amended, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any amendment, repeal or modification of any of the foregoing provisions of this ARTICLE XII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

EXHIBIT B — CERTAIN DEFINITIONS RELATED TO OUR OWNERSHIP AND VOTING LIMITATIONS

“Person” means any natural person, company, corporation or similar entity, government, or political subdivision, agency, or instrumentality of a government.

“Related Persons” means, with respect to any Person:

1.	any “affiliate” of such Person (as such term is defined in Rule 12b-2 under the Exchange Act);

2.	any other Person(s) with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of ICE stock;

3.	in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or a limited liability company, any general partner, managing member or manager of such Person, as applicable;

4.	in the case of a Person that is a “member organization” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time), any “member” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

5.	in the case of a Person that is an OTP Firm (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time), any OTP Holder (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

6.	in the case of a Person that is a natural person, any relative or spouse of such natural Person, or any relative of such spouse who has the same home as such natural Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

7.	in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act), or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable;

8.	in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable;

9.	in the case of a Person that is a “member” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time), the “member organization” (as defined in the rules of New York Stock Exchange, as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

10.	in the case of a Person that is an OTP Holder (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time), the OTP Firm (as defined in the rules of NYSE Arca, Inc., as such rules may be in effect from time to time) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

11.	in the case of a Person that is a “member” (as defined in Section 3(a)(3)(A)(i) of the Exchange Act) of NYSE MKT LLC, the “member” (as defined in Sections 3(a)(3)(A)(ii), 3(a)(3)(A)(iii) and 3(a)(3)(A)(iv) of the Exchange Act) with which such Person is associated (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act); and

B-1

12.	in the case of a Person that is a “member” (as defined in Sections 3(a)(3)(A)(ii), 3(a)(3)(A)(iii) and 3(a)(3)(A)(iv) of the Exchange Act) of NYSE MKT LLC, any “member” (as defined in Section 3(a)(3)(A)(i) of the Exchange Act) that is associated with such Person (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act).

B-2

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

INTERCONTINENTAL EXCHANGE, INC. 5660 NEW NORTHSIDE DRIVE THIRD FLOOR ATLANTA, GA 30328	Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 P.M. Eastern Daylight Time on October 11, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to https://ICE.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Daylight Time on October 11, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your vote by mail must be received by 11:59 P.M. Eastern Daylight Time on October 11, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13016-S49304                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  INTERCONTINENTAL EXCHANGE, INC.

The Board of Directors recommends you vote FOR Proposal 1.		For	Against	Abstain

1.	To approve the adoption of the Third Amended and Restated Certificate of Incorporation, which increases the total number of authorized shares of common stock, par value $0.01 per share, from 500,000,000 to 1,500,000,000, and correspondingly increases the total number of shares of capital stock that ICE is authorized to issue from 600,000,000 to 1,600,000,000.	☐	☐	☐

Note: Only such matters as are stated in the Notice of Special Meeting may properly come before the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

For address changes/comments, mark here. ☐
(see reverse for instructions)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

E13017-S49304

Intercontinental Exchange, Inc.

Special Meeting Details: October 12, 2016, 8:30 a.m., Atlanta, Georgia time

Virtual Meeting, to be attended by visiting https://ICE.onlineshareholdermeeting.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF INTERCONTINENTAL EXCHANGE, INC. FOR THE SPECIAL MEETING

The undersigned stockholder of Intercontinental Exchange, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement with respect to the Special Meeting of Stockholders of Intercontinental Exchange, Inc. to be held via live webcast on the Internet, as a completely virtual meeting, on Wednesday, October 12, 2016 at 8:30 a.m., and hereby appoints Scott A. Hill, Johnathan H. Short and Andrew J. Surdykowski and each of them proxies and attorneys-in-fact, each with power of substitution and revocation and each with all powers that the undersigned would possess if properly present, to attend and represent the undersigned at such meeting and any postponements or adjournments of such meeting and to vote all shares of Intercontinental Exchange, Inc. common stock which the undersigned is entitled to vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side. The undersigned hereby revokes all proxies previously given.

The securities that can be voted at the special meeting consist of Intercontinental Exchange, Inc. common stock, $0.01 par value per share.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THROUGH THE INTERNET.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

IMPORTANT TO BE SIGNED AND DATED ON REVERSE SIDE